EXHIBIT 99.1

TRI-VALLEY CORPORATION

RESERVE ESTIMATION AND

ECONOMIC EVALUATION

EXECUTIVE SUMMARY

OXNARD, VENTURA COUNTY, CALIFORNIA

Effective Date:  January 1, 2011

February 16, 2011

Tri-Valley Corporation
Suite 600, 4550 California Avenue
Bakersfield, California
93309

Attention:     Mr. Jim Kromer

RE:     Tri-Valley Corporation
    Reserve Estimation and Economic Evaluation
    Oxnard, Ventura County, California

At your request and authorization, AJM Petroleum Consultants (“AJM”) has prepared an independent evaluation of certain oil and gas assets of Tri-Valley Corporation (“Tri-Valley”) in the Oxnard area of California, effective January 1, 2011.

This report has been prepared for the exclusive use of Tri-Valley Corporation and no part thereof shall be reproduced, distributed or made available to any other person, company, regulatory body or organization without the complete content of the report and the knowledge and consent of AJM.

The evaluation includes an estimate of proved developed producing, total proved and proved plus probable reserves with an associated forecast of the pre-tax present value of future production income from the property using SEC January 1, 2010 to December 1, 2010 Pricing.  This report documents the results of the evaluation with the following tables summarizing the total corporate reserves and value:

•           Table 1 – summary of total corporate reserves and value using constant prices and costs; and
•           Table 2 – reserves reconciliation.

The oil and gas reserves calculations and income projections, upon which this report is based, were estimated in accordance with the Canadian Oil and Gas Evaluation Handbook (COGEH).  The Evaluation Procedure section included in this report details the reserves definitions, price and market demand forecasts and general procedure used by AJM in its determination of this evaluation.  The extent and character of ownership and all factual data supplied by Tri-Valley Corporation were accepted as presented (see Representation Letter attached within).

East Tower, Fifth Avenue Place  6th Floor, 425 – 1st Street S.W. Calgary, Alberta, Canada T2P 3L8
phone 403.648.3200     fax 403.265.0862     web www.ajmpetroleumconsultants.com

Tri-Valley Corporation
Reserve Estimation and Economic Evaluation
Oxnard, Ventura County, California

This report contains forward looking statements including expectations of future production and capital expenditures. Information concerning reserves may also be deemed to be forward looking as estimates imply that the reserves described can be profitably produced in the future.  These statements are based on current expectations that involve a number of risks and uncertainties, which could cause the actual results to differ from those anticipated.  These risks include, but are not limited to: the underlying risks of the oil and gas industry (i.e. operational risks in development, exploration and production; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the uncertainty of reserves estimates; the uncertainty of estimates and projections relating to production, costs and expenses, political and environmental factors), and commodity price and exchange rate fluctuation. Present values for various discount rates documented in this report may not necessarily represent fair market value of the reserves.

A Boe conversion ratio of 6 Mcf: 1 barrel has been used within this report. This conversion ratio is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

No value has been assigned in this evaluation for non-reserve lands.

It has been a pleasure to perform this evaluation for you, and we trust it is sufficient to meet your current requirements.  Should you have any questions, please contact our office.

Yours truly,

AJM Petroleum Consultants

Original signed by: “R. G. Bertram”

Robin G. Bertram, P. Eng.
Executive Vice President

/jp

TRI-VALLEY CORPORATION
Economic Reserves at January 1, 2011 All Reserve Categories Table 1
Remaining Before Tax Reserves Cash Flow (Mbb) NPV (4)(5)
WI	RI	Net (1)	0.0%	5.0%	8.0%	10.0%	15.0%	20.0%

Proved Developed Producing
Heavy Oil	228.7	47.3	218.8	12,596.2	10,618.5	9.669.3	9,114.7	7,948.3	7.026.9
Total				12,596.2	10,618.5	9.668.3	9114.7	7,984.3	7,026.9

Proved Developed Non-Producing
Total	-	-	-	-	-	-

Proved Undeveloped
Heavy Oil	769.3	156.7	733.6	33,043.2	25,261.5	21,645.7	19,577.3	15,356.5	12,175.4
Total				33,043.2	25,261.5	21,645.7	19,577.3	15,356.5	12,175.4

Total Proved
Heavy Oil	997.9	203.9	952.4	45,639.5	35,880.0	31,315.0	26,692.1	23,304.8	12,202.3
Total				45,639.5	35,880.0	31,315.0	26,692.1	23,304.8	12,202.3

Total Proved + Provable
Heavy Oil	805.8	155.3	759.7	37,820.7	29,358.4	25,392.6	23,112.1	18,425.3	14,856.4
Total				37,820.7	29,358.4	25,392.6	23,112.1	18,425.3	14,856.4

Total Proved + Provable
Heavy Oil	1,803.7	359.2	1,712.0	83,460.1	65,238.4	56,707.6	51,804.2	41,730.1	34,058.7
Total				83,460.1	65,238.4	56,707.6	51,804.2	41,730.1	34,058.7

BOE Reserves & NPV/BOE (2)(3)
Proved Developed Producing	228.7	47.3	218.8	45.65	38.48	35.04	33.03	28.80	25.46
Proved Developed Non-Producing	-	-	-	-	-	-	-	-	-
Proved Undeveloped	769.3	156.7	733.6	35.69	27.28	23.38	21.14	16.59	13.15
Total Proved	997.9	203.9	952.4	37.97	29.85	26.06	23.87	19.39	15.98
Total Probable Additional	805.8	155.3	759.7	39.35	30.55	26.42	24.05	19.17	15.46
Total Proved + Probable	1803.7	359.2	1,712.0	38.59	30.16	26.22	23.95	19.29	15.75

(1)           After royalty deductions
(2)           Oil Equivalent based on 6:1 Mcf/bbl Gas 1:1 bbl/bbl Liquids.
(3)           Based on Co. Share
(4)           No allowances was made for the degree of risk associated with any of the reserve categories
(5)           Costs associated with extraction of natural gas products have in most cases been deducted from the natural gas revenues.

TRI-VALLEY CORPORATION
Table 2 Co. Share Changes since January 1, 2010
	PDP	PNP	PUD	TP	P+PDP	P+PNP	P+PUD	TPP
Light Oil (Mbbl)
Opening Balance on Jan. 1, 2010	-	-	-	-	-	-	-	-
Total Changes	-	-	-	-	-	-	-	-
Balance After Changes	-	-	-	-	-	-	-	-
Amount from Jan. 1, 2010 to Jan. 1, 2011	-	-	-	-	-	-	-	-
Remaining Amount as of Jan. 1, 2011	-	-	-	-	-	-	-	-
Total Amount	-	-	-	-	-	-	-	-
Outstanding Balance (1)	-	-	-	-	-	-	-	-
Heavy Oil (MBBl)
Opening Balance on Jan. 1, 2010	302.0	-	925.9	1,227.9	302.0	-	1,887.0	2,189.1
Total Changes	-	-	-	-	-	-	-	-
Balance After Changes	302.0	-	925.9	1,227.9	302.0	-	1,887.0	2,189.1
Amount from Jan. 1, 2010 to Jan. 1, 2011	26.1	-	-	26.1	26.1	-	-	26.1
Remaining Amount as of Jan. 1, 2011	275.9	-	925.9	1,201.9	275.9	-	1,887.0	2,163.0
Total Amount	302.0	-	925.9	1,227.9	302.0	-	1,887.0	2,189.1
Outstanding Balance (1)	-	-	-	-	-	-	-	-
Sales Gas (MMcf)
Opening Balance on Jan. 1, 2010	-	-	-	-	-	-	-	-
Total Changes	-	-	-	-	-	-	-	-
Balance After Changes	-	-	-	-	-	-	-	-
Amount from Jan. 1, 2010 to Jan. 1, 2011	-	-	-	-	-	-	-	-
Remaining Amount as of Jan. 1, 2011	-	-	-	-	-	-	-	-
Total Amount	-	-	-	-	-	-	-	-
Outstanding Balance (1)	-	-	-	-	-	-	-	-
Liquids (Mbbl)
Opening Balance on Jan. 1, 2010	-	-	-	-	-	-	-	-
Total Changes	-	-	-	-	-	-	-	-
Balance After Changes	-	-	-	-	-	-	-	-
Amount from Jan. 1, 2010 to Jan. 1, 2011	-	-	-	-	-	-	-	-
Remaining Amount as of Jan. 1, 2011	-	-	-	-	-	-	-	-
Total Amount	-	-	-	-	-	-	-	-
Outstanding Balance (1)	-	-	-	-	-	-	-	-
Sulphur (MLT)
Opening Balance on Jan. 1, 2010	-	-	-	-	-	-	-	-
Total Changes	-	-	-	-	-	-	-	-
Balance After Changes	-	-	-	-	-	-	-	-
Amount from Jan. 1, 2010 to Jan. 1, 2011	-	-	-	-	-	-	-	-
Remaining Amount as of Jan. 1, 2011	-	-	-	-	-	-	-	-
Total Amount	-	-	-	-	-	-	-	-
Outstanding Balance (1)	-	-	-	-	-	-	-	-
BOE (Mbbl)
Opening Balance on Jan. 1, 2010	302.0	-	925.9	1,227.9	302.0	-	1,887.0	2,189.1
Total Changes	-	-	-	-	-	-	-	-
Balance After Changes	302.0	-	925.9	1,227.9	302.0	-	1,887.0	2,188.1
Amount from Jan. 1, 2010 to Jan. 1, 2011	26.1	-	-	26.1	26.1	-	-	26.1
Remaining Amount as of Jan. 1, 2011	275.9	-	925.9	1,201.9	275.9	-	1,887.0	2,163.0
Total Amount	302.0	-	925.9	1,227.9	302.0	-	1,887.0	2,189.1
Outstanding Balance (1)	-	-	-	-	-	-	-	-
(1) Outstanding Balance = Total Amount + Balance After Changes